Exhibit 99.1

Datawatch Announces Second Quarter Fiscal 2018 Financial Results

Bedford, Mass.—April 25, 2018—Datawatch Corporation (NASDAQ-CM: DWCH), a leader in data intelligence to fuel business growth and efficiency, today announced that total revenue for its second quarter of fiscal 2018 ended March 31, 2018 was $9.40 million, an increase of 7% from total revenue of $8.76 million in the second quarter of fiscal 2017. License revenue for the second quarter of fiscal 2018 was $5.18 million, a 6% increase from the $4.89 million recorded in the same quarter a year ago. Total revenue and license revenue both include results for Angoss Software Corporation (“Angoss”) from the date of its acquisition by an affiliate of Datawatch on January 30, 2018 through March 31, 2018.

Deferred revenue as of March 31, 2018 was $18.07 million, a 79% increase compared to $10.11 million as of March 31, 2017. Total bookings for the second quarter of fiscal 2018 were $10.20 million, a 2% increase from the $10.03 million of bookings recorded in the same quarter a year ago. The majority of Angoss’ transactions are sold on a subscription basis, thereby adding more meaningfully to deferred revenue than total revenue in the current period.

Net loss for the second quarter of fiscal 2018 was ($3.87) million, or ($0.31) per diluted share, which includes approximately $3.63 million of costs related to amortization associated with the purchase of certain intellectual property, other intangible assets and share-based compensation, as well as the effects of purchase accounting treatment of the deferred revenue fair value adjustments and acquisition costs associated with our recent purchase of Angoss in January 2018, compared to a net loss of ($0.45) million, or ($0.04) per diluted share, for the year ago period.

“We formed a solid foundation for the long-term health of our business in the first half of our fiscal year, highlighted by the strategic acquisition of Angoss, and we believe we are well-positioned to achieve our revenue and expense goals for fiscal year 2018,” said Michael A. Morrison, president and chief executive officer of Datawatch. “In the first half of fiscal 2018, we strengthened our partner value proposition, launching new programs and tools to better engage with and enable our partners. Partner contribution to license revenue in the second quarter this year was the highest in recent years. We also introduced our cloud-ready Monarch Swarm platform to many enterprise customers and strategic partners during the quarter and have since continued to develop a promising Monarch Swarm pipeline for the second half of the fiscal year. I remain very comfortable with our path forward and our ability to continue to execute the long-term strategic vision we embarked upon 18 months ago.”

Mr. Morrison continued, “The initial reactions to the Angoss acquisition are universally positive. Angoss gives us more scale, a broader product portfolio, competitive advantage, new customers and meaningful cross-sell opportunities. The acquisition is an important building block to helping us achieve our intermediate goal of improving our critical mass and scale to become a $100 million annual revenue company. The business integration is progressing well and ahead of schedule. By integrating the capabilities of Angoss with our platform, we can stay ahead of competition by offering differentiated and innovative capabilities that provide our customers with more intuitive, visual interfaces to quickly and easily acquire, prepare and build predictive analytic applications.”

James L. Eliason, chief financial officer, commented, “We had a record quarter for subscription bookings in our fiscal second quarter and, with the addition of Angoss, which provides licenses exclusively on a subscription basis, we expect recurring revenue as a percentage of total revenue to continue to increase, as we continue to target achieving non-GAAP operating profitability by the end of this fiscal year. We have included a full reconciliation of our GAAP reported results to non-GAAP in Appendix A as part of this press release in order to show the financial results of the combined businesses excluding the effects of the purchase accounting treatment of the deferred revenue fair value adjustment, transaction costs related to the Angoss acquisition, amortization associated with the purchase of certain intellectual property and other intangible assets and share-based compensation.”

Second Quarter Fiscal 2018 Business Highlights

•	Datawatch acquired Angoss, a privately held data science platform provider, to augment Datawatch’s data intelligence offering with expanded capabilities that enable data scientists to rapidly build predictive and prescriptive analytic applications.

•	Dresner Advisory Services selected Datawatch as the winner of two Technology Innovation Awards, one in the Data Catalog category and one in the End User Data Preparation category, for its ability to empower individuals and teams to create, find, access, validate and share governed datasets for fast decision-making and improved operational processes.

•	Datawatch highlighted its innovation leadership with the latest releases of Monarch Swarm, with advanced individualized machine learning capabilities, multi-structured data capture and improved connectivity; and Panopticon, with new connectivity to real-time streams, order book reconstruction visualizations from historic data and enhanced visual screening of intra-day and historic trading flows.

•	Circulo de Credito, a credit scoring agency based in Mexico City, selected Angoss for its segmentation and strategy development capabilities under a three-year subscription agreement to formulate personal credit scores for its clients.

•	Navy Federal Credit Union, the largest retail credit union in the world by members and assets, expanded its deployment of Monarch to more analysts and citizen data scientists to analyze member enrollments, sales trends and marketing program effectiveness.

Second Quarter Fiscal 2018 Financial Highlights

•	Cash and short-term investments were $14.8 million at March 31, 2018, down from $29.8 million at December 31, 2017 and $27.8 million at March 31, 2017. During the quarter, the Company used $14.5 million of cash to partially fund the acquisition of Angoss, along with a $10.0 million secured term loan facility from Silicon Valley Bank.

•	Gross margin (excluding IP amortization expense) for the second quarter of fiscal 2018 was 92%, as compared to 91% for the second quarter of fiscal 2017.

•	Days sales outstanding were 62 days at March 31, 2018, compared to 66 days at March 31, 2017.

•	There were two six-figure license deals in the second quarter this fiscal year, compared to three in the second quarter of fiscal 2017.

•	The average deal size in the second quarter of fiscal 2018 was approximately $43,000, an increase from approximately $36,000 in the second quarter of fiscal 2017.

•	Deferred revenue reached a record $18.1 million at March 31, 2018, a 79% increase from $10.1 million at March 31, 2017.

Conference Call

Datawatch’s second quarter of fiscal year 2018 earnings conference call will take place today, Wednesday, April 25, 2018 at 5:00 p.m. Eastern Time. The toll-free number to access the conference call is (877) 407-0782. Internationally, the call may be accessed by dialing (201) 689-8567. The conference call will be broadcast live on the Internet at:

http://www.investorcalendar.com/event/27466. It is recommended that listeners register to participate and download any necessary audio software from the website 15 minutes prior to the scheduled call. An archived replay of the broadcast will be available for 90 days at the same location.

About Datawatch Corporation

Datawatch Corporation (NASDAQ-CM: DWCH) Datawatch Corporation is the data intelligence solutions provider that will fuel your business. Only Datawatch can confidently position individuals and organizations to master all data – no matter the origin, format or narrative – resulting in faster time to insight. Datawatch solutions are architected to drive the use of more data, foster more trust and incorporate more minds into analytics and reporting projects. With over 25 years in business, organizations of all sizes in more than 100 countries worldwide use Datawatch products, including 93 of the Fortune 100. The company is headquartered in Bedford, Massachusetts, with offices in Toronto, New York, London, Stockholm, Singapore and Manila. To learn more about Datawatch or download a free version of its enterprise software, please visit: www.datawatch.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Any such statements, including but not limited to those relating to results of operations, contained herein are based on current expectations, but are subject to a number of risks and uncertainties that may cause actual results to differ materially from expectations. The factors that could cause actual future results to differ materially from current expectations include the following: risks associated with fluctuations in quarterly operating results due, among other factors, to the long sales cycle with enterprise customers and the size and timing of large customer orders; risks associated with acquisitions; the risk that our goodwill resulting from acquisitions may become impaired and require a write-down; limitations on the effectiveness of internal controls; rapid technological change; Datawatch’s dependence on the introduction of new products and product enhancements and possible delays in those introductions; competition in the software industry generally, and in the markets for next generation analytics in particular; Datawatch's dependence on its principal products, proprietary software technology and software licensed from third parties; Datawatch’s concentration of customers in the financial sector; risks associated with international sales and operations; risks associated with indirect distribution channels and co-marketing arrangements, many of which were only recently established; risks associated with a subscription sales model; Datawatch’s dependence on its ability to hire and retain skilled personnel; disruption or failure of Datawatch’s technology systems that may result from a natural disaster, cyber-attack, security breach or other catastrophic event; risks related to actions by activist stockholders, including the amount of related costs incurred by Datawatch and the disruption caused to Datawatch’s business activities by these actions; and uncertainty and additional costs that may result from evolving regulation of corporate governance and public disclosure. Further information on factors that could cause actual results to differ from those anticipated is detailed in various publicly-available documents, which include, but are not limited to, filings made by Datawatch from time to time with the Securities and Exchange Commission, including but not limited to, those appearing in the Company's Annual Report on Form 10-K for the year ended September 30, 2017. Any forward-looking statements should be considered in light of those factors.

Use of Non-GAAP Financial Information

We define non-GAAP net loss as U.S. Generally Accepted Accounting Principles (“GAAP”) net loss plus (i) the effects of purchase accounting treatment of the deferred revenue fair value adjustment associated with the acquisition of Angoss, (ii) amortization associated with the purchase of certain intellectual property and other intangible assets, (iii) share-based compensation and (iv) transaction costs associated with the acquisition of Angoss, minus the payment received in respect of a stockholder’s short-swing stock trading profits. We discuss non-GAAP net loss in our quarterly earnings releases and certain other communications as we believe non-GAAP net loss is an important measure that is not calculated according to GAAP. We use non-GAAP net loss in internal forecasts and models when establishing internal operating budgets, supplementing the financial results and forecasts reported to our Board of Directors and evaluating short-term and long-term trends in our operations. We believe that non-GAAP net loss assists in providing an enhanced understanding of our underlying operational measures to manage the business, to evaluate performance compared to prior periods and the marketplace, and to establish operational goals. We believe that these non-GAAP financial adjustments are useful to investors because they allow investors to evaluate the effectiveness of the methodology and information used by management in our financial and operational decision-making.

Non-GAAP net loss is a non-GAAP financial measure and should not be considered in isolation or as a substitute for financial information provided in accordance with GAAP. This non-GAAP financial measure may not be computed in the same manner as similarly titled measures used by other companies. We expect to continue to incur expenses similar to the non-GAAP net loss financial adjustments described above, and investors should not infer from our presentation of this non-GAAP financial measure that these costs are unusual, infrequent or non-recurring.

The table below entitled “Reconciliation of GAAP to Non-GAAP Financial Measures” reconciles the Company’s GAAP net loss to the Company’s non-GAAP net loss.

DATAWATCH CORPORATION

Condensed Consolidated Statements of Operations

Amounts in Thousands (except per share data)

(Unaudited)

	Three Months Ended		Six Months Ended
	March 31,		March 31,
	2018	2017	2018	2017

REVENUE:
Software licenses	$5,181	$4,889	$10,739	$9,246
Maintenance	3,886	3,560	7,537	7,116
Professional services	335	311	711	631
Total revenue	9,402	8,760	18,987	16,993

COSTS AND EXPENSES:
Cost of software licenses	336	733	575	1,436
Cost of maintenance and services	885	545	1,489	1,077
Sales and marketing	5,670	4,125	10,367	8,872
Engineering and product development	2,748	2,194	5,246	4,397
General and administrative	3,512	2,318	5,937	4,534
Total costs and expenses	13,151	9,915	23,614	20,316

LOSS FROM OPERATIONS	(3,749)	(1,155)	(4,627)	(3,323)
Other income	48	712	108	651

LOSS BEFORE INCOME TAXES	(3,701)	(443)	(4,519)	(2,672)
Income tax expense	(170)	(6)	(179)	(8)

NET LOSS	$(3,871)	$(449)	$(4,698)	$(2,680)

Net loss per share - Basic	$(0.31)	$(0.04)	$(0.38)	$(0.22)
Net loss per share - Diluted	$(0.31)	$(0.04)	$(0.38)	$(0.22)
Weighted Average Shares Outstanding - Basic	12,409	12,014	12,353	11,982
Weighted Average Shares Outstanding - Diluted	12,409	12,014	12,353	11,982

DATAWATCH CORPORATION

Condensed Consolidated Balance Sheets

Amounts in Thousands

(Unaudited)

	March 31,	September 30,
	2018	2017

Cash and cash equivalents	$14,842	$30,451
Accounts receivable, net	7,382	7,306
Unbilled receivable	3,851	-
Prepaid expenses and other current assets	2,700	2,789
Total current assets	28,775	40,546

Property and equipment, net	1,177	1,064
Intangible and other assets, net	33,372	8,795

	$63,324	$50,405

Accounts payable and accrued expenses	$4,495	$5,881
Long term debt - current portion	2,102	-
Deferred revenue - current portion	12,428	11,303
Total current liabilities	19,025	17,184

Long term debt	7,690	-
Deferred tax liability	1,033	-
Deferred revenue - long term portion	5,643	302
Other long-term liabilities	409	390
Total long-term liabilities	14,775	692

Total shareholders' equity	29,524	32,529

	$63,324	$50,405

APPENDIX A

DATAWATCH CORPORATION

Reconciliation of GAAP to Non-GAAP Financial Measures

Amounts in Thousands (except per share data)

(Unaudited)

	Three Months Ended		Six Months Ended
	March 31,		March 31,
	2018	2017	2018	2017
Software licenses revenue (GAAP)	$5,181	$4,889	$10,739	$9,246
Software licenses deferred revenue fair value adjustment (1)	1,584	-	1,584	-
Non-GAAP Software licenses revenue	$6,765	$4,889	$12,323	$9,246

Professional services revenue (GAAP)	$335	$311	$711	$631
Professional services deferred revenue fair value adjustment (1)	84	-	84	-
Non-GAAP professional services revenue	$419	$311	$795	$631

Total revenue (GAAP)	$9,402	$8,760	$18,987	$16,993
Software licenses deferred revenue fair value adjustment (1)	1,584	-	1,584	-
Professional services deferred revenue fair value adjustment (1)	84	-	84	-
Non-GAAP total revenue	$11,070	$8,760	$20,655	$16,993

Loss from operations (GAAP)	$(3,749)	$(1,155)	$(4,627)	$(3,323)
Software licenses deferred revenue fair value adjustment (1)	1,584	-	1,584	-
Professional services deferred revenue fair value adjustment (1)	84	-	84	-
Amortization of intangibles & IP (2)	312	509	400	1,028
Share-based compensation (3)	758	451	1,431	882
Acquisition transaction costs (4)	892	-	1,038	-
Non-GAAP loss from operations	$(119)	$(195)	$(90)	$(1,413)

Net loss (GAAP)	$(3,871)	$(449)	$(4,698)	$(2,680)
Software licenses deferred revenue fair value adjustment (1)	1,584	-	1,584	-
Professional services deferred revenue fair value adjustment (1)	84	-	84	-
Amortization of intangibles & IP (2)	312	509	400	1,028
Share-based compensation (3)	758	451	1,431	882
Acquisition transaction costs (4)	892	-	1,038	-
Payment received from a stockholder's short-swing trading profit	-	(707)	-	(707)
Non-GAAP net loss	$(241)	$(196)	$(161)	$(1,477)

Non-GAAP net loss per share - Basic	$(0.02)	$(0.02)	$(0.01)	$(0.12)
Non-GAAP net loss per share - Diluted	$(0.02)	$(0.02)	$(0.01)	$(0.12)
Weighted Average Shares Outstanding - Basic	12,409	12,014	12,353	11,982
Weighted Average Shares Outstanding - Diluted	12,409	12,014	12,353	11,982

(1)	Our non-GAAP net loss eliminates the impact of the Angoss deferred revenue purchase accounting adjustments required by U.S. GAAP. U.S. GAAP requires an adjustment to the liability for acquired deferred revenue such that the liability approximates how much we, the acquirer, would have to pay a third party to assume the liability. We believe that eliminating the effects of purchase accounting treatment of the deferred revenue fair value adjustment associated with the acquisition of Angoss improves the comparability of revenues between periods.

(2)	Amortization of intangibles & IP included in these amounts is as follows:

Cost of software licenses	$139	$488	$206	$986
Sales and marketing	173	21	194	42
Total amortization of intangibles & IP	$312	$509	$400	$1,028

A portion of the purchase price of our acquisitions is generally allocated to intangible assets, such as intellectual property, and is subject to amortization. However, we do not acquire businesses on a predictable cycle. Additionally, the amount of an acquisition’s purchase price allocated to intangible assets and the term of its related amortization can vary significantly and are unique to each acquisition. Therefore, we believe that the presentation of non-GAAP net loss that adjusts for the amortization of intangible assets provides our investors and others with a consistent basis for comparison across accounting periods.

(3)	Share-based compensation expense included in these amounts is as follows:

Cost of maintenance and services	$9	$5	$26	$9
Sales and marketing	216	117	412	196
Engineering and product development	157	86	292	167
General and administrative	376	243	701	510
Total amortization of intangibles & IP	$758	$451	$1,431	$882

Share-based compensation is generally fixed at the time the stock-based instrument is granted and amortized over a period of several years. Although share-based compensation is an important aspect of the compensation of our employees and executives, the expense for the fair value of the stock-based instruments we utilize may bear little resemblance to the actual value realized upon the vesting or future exercise of the related stock-based awards. We believe that eliminating share-based compensation allows our investors to better understand the long-term performance of our core business.

(4)	Acquisition transaction costs included in these amounts is as follows:

General and administrative	$892	$-	$1,038	$-
Total acquisition transaction costs	$892	$-	$1,038	$-

These acquisition costs include all incremental expenses incurred to effect the acquisition of Angoss. Acquisition costs include advisory, legal, accounting, valuation, and other professional or consulting fees. We exclude the transaction and integration expenses from our non-GAAP net loss as they are related to the acquisition of Angoss and thus have no direct correlation to the operation of our business, and because we believe that the non-GAAP net loss excluding these costs provides meaningful supplemental information regarding our operational performance. In addition, excluding these costs from non-GAAP net loss facilitates comparisons to our historical operating results.

Investor Contact:

Datawatch Investor Relations

investor@datawatch.com

Phone: (978) 441-2200 ext. 8323

Media Contact:

Frank Moreno

Datawatch Corporation

Frank_Moreno@datawatch.com

Phone: (978) 441-2200 ext. 8322

Twitter: @datawatch

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